UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 14, 2006

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

On August 14, 2006, Jerry C. Atkin, the Chairman of the Board of Directors and Chief Executive Officer of SkyWest, Inc., a Utah corporation (the “Company”), entered into a personal stock trading plan (the “10b5-1 Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Mr. Atkin has advised the Company that the purpose of the 10b5-1 Plan is to achieve diversification and liquidity in his personal investment portfolio.

Rule 10b5-1 promulgated under the Exchange Act permits the adoption of a written plan by a person, at a time when such person is not in possession of material non-public information, pursuant to which a registrant’s shares can be sold in the future at predetermined times and in accordance with pre-established price parameters.

Mr. Atkin’s 10b5-1 Plan commenced on August 14, 2006 and authorizes his agent to conduct monthly sales of the Company’s common stock, subject to market conditions.

Except as required by law, the Company does not undertake to report any modifications, terminations, transactions, or other activities under Mr. Atkin’s 10b5-1 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: August 17, 2006	By:	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer